Tony L. Ingram
Vice President Transportation - Operations
Norfolk Southern Corporation
Special Securities Analyst Meeting
Brosnan Forest, S.C.
February 27, 2003

As a network operating plan, our Thoroughbred Operating Plan lives on the divisions and in the terminals across the Norfolk Southern system. It is the "playbook" that our operating managers use to guide their employees every day.

As TOP was developed, we asked our field managers to take ownership. We asked them to challenge whether the plan is realistic and achievable. We asked them to make sure it uses our capacity efficiently, so that we don't create bottlenecks. We asked them to make sure it can be executed consistently. And, we asked them to make sure the plan is cost-effective.

With this ownership, our field operating people then were set to implement the Thoroughbred Operating Plan across the system.

With TOP, we created a more disciplined operating environment.

Traffic moves by plan on scheduled trains, so our field operations managers are better able to allocate resources to meet customer needs.

The way in which we plan work for yard and local crews is simplified as well. Yardmasters can process traffic through the yard facilities in a planned and consistent manner. Each terminal processes traffic to meet a connection standard. With more reliable on-time train performance, yard operations have become more consistent. This avoids the need to "replan" work to fit circumstances that vary each day.

TOP gives us the means to improve our use of capacity across the rail network.

For example, with more predictable train operations, terminals can allocate track space with a higher degree of certainty about the track space required, and the duration that the track is occupied.

With more predictable train operations, we're able to assign locomotives from inbound train to outbound train more effectively.

The end result is improved capacity utilization, lower operating costs and improved service reliability.

With TOP's advantages, it's clear that the Norfolk Southern network is poised for growth. Our terminal facilities can handle additional volumes.

Our train plan provides scheduled service between interchanges and terminals, and between serving yards and terminals, with space on trains to handle additional traffic.

The cost of adding business to existing trains is a small fraction of the additional revenue that can be earned.

In concert with TOP, we formed a team that focuses on infrastructure needs. The team works to see that capital funding is provided for projects that improve capacity where justified by business opportunities.

TOP is a major benefit to our local customers.

We now are able to schedule local trains to use main track and yard capacity, as we take advantage of the windows of opportunity created by the consistent operation of over-the-road trains between terminals.

Better use of free track capacity by our local service crews helps control operating costs and in some cases should provide more capacity.

A further TOP enhancement is in the area of locomotive sharing.

Locomotive sharing is more effective when the "going" and the "coming" of local trains occur at regular times, as they do with a scheduled railroad.

Improved locomotive sharing on Norfolk Southern increases usable capacity and fewer delays for local service crews.

Once again, in serving yards that have been strained for capacity, this opens up some breathing room and in some cases postpones or avoids the need for capital investment.

Along the same lines, TOP helps us schedule our track maintenance programs more efficiently.

The track maintenance workday can be more productive when there's less interference from variations in train operations.

Maintenance forces can have more track time, and they can complete their work faster and at a lower cost.

During 2002, our maintenance forces had an average 0.35 hours per day more time on track than they did during 2001. That's a 6% increase in working time!

Another area of TOP-related improvement relates to the way in which we assign our employees to operate trains.

Traditionally, crews moving trains from terminal to terminal have been called to work when the train is ready.

But with the scheduled railroad, we're starting to enjoy opportunities to give our Train and Engine employees scheduled reporting times and scheduled off days.

This has been a basic for many industrial jobs, but in the transportation industry the tradition of working when needed - without a set schedule - can be challenging.

Right now, all of our operating divisions are designing crewing arrangements that schedule the workforce.

We're paying special attention to employee concerns, because the changes can be major for those who for many years have worked on a call-in basis.

In doing this we're enjoying close teamwork between labor leaders and our operations managers.

Here are some examples of the new approach to crew assignments.

Fourteen of our scheduled 25 originating trains called each day between Elkhart and points east and west are crewed with employees who are not called to work. Instead, they simply report at the assigned time on each work day, so that the trains will depart on schedule.

In our North Jersey intermodal terminals, all departing intermodal trains are operated by employees who have assigned reporting times.

Two results of the scheduled work force have been an improvement in attendance rates and less variation in employee availability levels.

We're also seeing benefits in safety and accident prevention.

Employee attitudes about scheduled train crew assignments are summed up on this slide in the comments of one of our engineers.

Looking ahead, it's clear that TOP and the strong relationships we have with union leadership are going to give us even more opportunities to extend work force scheduling.

I believe continued improvements in this area are going to help retain our experienced work force and attract new people to the industry as well.

Let me switch over now to Conway Yard, where - as you know - we made some dramatic improvements through TOP.

Mark Manion mentioned our improvements; let me add a couple of points.

Conway was built to operate as a dual hump yard facility with separate hump yards for cars moving east and west. The benefit was that it provided tremendous processing capacity and accommodated a large number of classifications in each direction. The drawback, however, was the additional handling and delays incurred when cars needed to cross over from one hump yard to the other.

With the more complex "new Norfolk Southern," the number of cars crossing from one yard to another greatly increased, to about 300 per day. At the same time, the number of cars processed at Conway decreased.

This diagram depicts the layout of Conway before the yard rationalization project.

As you can see, there are basically two of everything:

  2 classification yards,
  2 receiving yards, and
  2 forwarding yards.

Of course, all of these facilities are staffed with employees of various crafts carrying out their functions to process traffic in each of the two independent yards.

Basically, by closing the eastbound receiving, classification and departure yards, we turned Conway into a typical single hump classification yard.

We eliminated the need to re-handle some 300 cars per day, and we eliminated 41 classifications. Now we classify the cars to optimize car miles, car hire and intermediate handling costs.

Today Conway handles 1,679 cars per day, which is only 122 fewer than before the rationalization project. Put another way, we're now processing about the same amount cars as before, but using only half the facility.

In doing this, we've been able to eliminate a number of yardmaster, train crew, mechanical and maintenance of way positions. And, we're saving on capital costs for switch renewals, retarder replacements and the like.

This diagram depicts the layout of Conway Yard after the yard rationalization project.

As indicated, much of the duplicated capacity has been idled. What were formerly the eastbound yards have been removed from service and all of the traffic is now processed through the formerly westbound yards. The only portions of the eastbound yards that remain in use support connectivity to the westbound yards from the eastward main track and provide additional receiving yard capacity by using outer tracks from the eastbound classification yard.

As you know, this type of reduction has the potential to create tension for employees.

In this case, however, the genesis of the project rested as much with our employees as it did with terminal managers. In implementing the final yard configuration, we benefited from the input of labor leaders, yardmasters and other employees who work in the facility every day.

After we decided to move forward, we met several times with people on each shift to explain the project and get suggestions so that implementation would be smooth. We spent a good bit of time discussing the vital role of Conway Yard in Norfolk Southern's future.

As a result, acceptance was high and employees have taken an ownership role in making certain that the changes are successful. The transition was uneventful, and the savings from this project are accruing daily.

Let me talk a minute about on-time performance.

In this area, we've given our field managers a number of measurement tools to gauge performance against plan requirements.

On-time percentages are calculated by train types as previously outlined by Mark Manion.

Performance of individual trains in these groups is tracked daily. Delays are recorded, and we take corrective actions to improve performance.

Another key measurement factor is terminal dwell at major terminals. This also is monitored daily so that any "loitering" cars are identified and moved, and so that terminal plans can be structured to ensure minimal dwell time and minimum handling.

We accumulate the daily measurements and distribute them in summary form on a weekly basis. We focus on on time train performance by train type, percent on time from origin, percent on time in transit and percent on time arriving at destination.

These measurements make it possible to quickly determine the performance trend for each specific train.

We can see and quickly correct the root problems for poorly performing trains.

Currently we measure train performance from origin terminal to destination terminal.

But now we have developed a tool to assess our performance between the terminals and customers. We never miss an opportunity to create a new acronym - we call it LOPA, or Local Operating Plan Adherence.

LOPA evaluates adherence to our work orders and indicates the extent to which we provide service by pulling cars from, or placing them at, customer sidings.

Based on predetermined service standards, LOPA then measures our adherence to the service commitments we have in place for each car.

Together with the on time train performance measurements I described earlier, LOPA gets us much closer to the true "dock to dock" measurements.

Debbie Butler will discuss "dock-to-dock" in her presentation.

With train performance measurements, LOPA and individual car trip plans, we are starting to provide a real tool box to help our managers quickly evaluate train performance.

This is going to be of tremendous value to both Norfolk Southern and our customers.

At this point, I've run out of acronyms and time.

Thank you for listening.

I will be happy to try to answer any questions.